Exhibit 99.1

Five9 Reports Fourth Quarter Revenue Growth of 28% to a Record $92.3 Million

34% Growth in LTM Enterprise Subscription Revenue
Fourth Quarter GAAP Net Income of $0.8 Million
Fourth Quarter Adjusted EBITDA of $19.6 Million, or 21.2% of Revenue
SAN RAMON, Calif. - February 19, 2020 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software for the digital enterprise, today reported results for the fourth quarter and full year ended December 31, 2019.
Fourth Quarter 2019 Financial Results
•Revenue for the fourth quarter of 2019 increased 28% to a record $92.3 million, compared to $72.3 million for the fourth quarter of 2018.
•GAAP gross margin was 58.9% for the fourth quarter of 2019, compared to 60.8% for the fourth quarter of 2018.
•Adjusted gross margin was 64.4% for the fourth quarter of 2019, compared to 65.1% for the fourth quarter of 2018.
•GAAP net income for the fourth quarter of 2019 was $0.8 million, or $0.01 per diluted share, compared to GAAP net income of $3.7 million, or $0.06 per diluted share, for the fourth quarter of 2018.
•Non-GAAP net income for the fourth quarter of 2019 was $17.0 million, or $0.27 per diluted share, compared to non-GAAP net income of $14.5 million, or $0.23 per diluted share, for the fourth quarter of 2018.
•Adjusted EBITDA for the fourth quarter of 2019 was $19.6 million, or 21.2% of revenue, compared to $16.4 million, or 22.7% of revenue, for the fourth quarter of 2018.
•GAAP operating cash flow for the fourth quarter of 2019 was $15.6 million, compared to GAAP operating cash flow of $15.5 million for the fourth quarter of 2018.
2019 Financial Results
•Total revenue for 2019 increased 27% to a record $328.0 million, compared to $257.7 million in 2018.
•GAAP gross margin was 59.0% for 2019, compared to 59.6% in 2018.
•Adjusted gross margin was 64.2% for 2019, compared to 63.9% in 2018.

•GAAP net loss for 2019 was $(4.6) million, or $(0.08) per basic share, compared to a GAAP net loss of $(0.2) million, or $(0.00) per basic share, in 2018.
•Non-GAAP net income for 2019 was $52.1 million, or $0.82 per diluted share, compared to a non-GAAP net income of $37.0 million, or $0.60 per diluted share, in 2018.
•Adjusted EBITDA for 2019 was $60.8 million, or a record 18.5% of revenue, compared to $46.4 million, or 18.0% of revenue, in 2018.
•GAAP operating cash flow for 2019 was $51.2 million, compared to GAAP operating cash flow of $38.6 million in 2018.
“We delivered very strong fourth quarter results, leading to a great close of the year. Fourth quarter revenue was $92.3 million, up 28% year-over-year, and was driven by our success in our Enterprise business. In 2019, we believe we set the foundation for our next decade of growth. We significantly strengthened the leadership team and expanded our product and platform to deliver the best-of-breed experiences for large enterprises. We made strides in further improving our bottom line and operating cash flow despite increased investments in R&D and go-to-market. We believe these investments position us well to continue to deliver sustained profitable growth as we execute in this massive, underpenetrated market that is being driven by two trends: the migration of premise to the cloud and the increasing focus on improving customer experience as part of overall digital transformation.”

- Rowan Trollope, CEO, Five9
Business Outlook
•For the full year 2020, Five9 expects to report:
•Revenue in the range of $380.5 to $383.5 million.
•GAAP net loss in the range of $(30.9) to $(27.9) million, or $(0.48) to $(0.43) per basic share.
•Non-GAAP net income in the range of $55.5 to $58.5 million, or $0.83 to $0.87 per diluted share.
•For the first quarter of 2020, Five9 expects to report:
•Revenue in the range of $89.0 to $90.0 million.
•GAAP net loss in the range of $(9.9) to $(8.9) million, or a loss of $(0.16) to $(0.14) per basic share.
•Non-GAAP net income in the range of $9.5 to $10.5 million, or $0.15 to $0.16 per diluted share.

Conference Call Details
Five9 will discuss its fourth quarter and full year 2019 results today, February 19, 2020, via teleconference at 4:30 p.m. Eastern Time. To access the call (ID 2305392), please dial: 800-263-0877 or 786-460-7199. An audio replay of the call will be available through March 4, 2020 by dialing 888-203-1112 or 719-457-0820 and entering access code 2305392. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K, and will be posted to our web site, prior to the conference call.

A webcast of the call will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization and stock-based compensation. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income (loss): depreciation and amortization, stock-based compensation, interest expense, interest (income) and other, acquisition related transaction costs, non-recurring litigation settlement costs and related indemnification fees, and provision for income taxes. We calculate non-GAAP operating income as GAAP operating income excluding stock-based compensation, intangibles amortization, acquisition related transaction costs, and non-recurring litigation settlement costs and related indemnification fees. We calculate non-GAAP net income as GAAP net income (loss) excluding stock-based compensation, intangibles amortization, amortization of debt discount and issuance costs, amortization of discount and issuance costs on convertible senior notes, acquisition related transaction costs, non-recurring litigation settlement costs and related indemnification fees, and gain on sale of convertible note held for investment. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding Five9’s expectations for future growth and profitability, market position, business momentum, product advantages and positioning, expected benefits from recent acquisitions and vision for the future, the Company’s long-term goals, and the first quarter and full year 2020 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (iv) failure to adequately retain and expand our sales force will impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (vii) we have established, and are continuing to increase, our network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (viii) adverse economic conditions may harm our business; (ix) security breaches and improper access to or disclosure of our data or our clients’ data, their customers’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (x) the markets in which we participate involve numerous competitors and are highly competitive, and if we do not compete effectively, our operating results could be harmed; (xi) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (xii) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xiii) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xiv) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xv) we have a history of losses and we may be unable to achieve or sustain profitability; (xvi) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new products in order to maintain and grow our business; (xvii) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xviii) we may acquire other companies or technologies or be the target of strategic transactions, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results; (xix) failure to comply with laws and regulations could harm our business and our reputation; (xx) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required; and (xxi) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers and facilitating more than six billion call minutes annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$77,976	$81,912
Marketable investments	241,973	209,907
Accounts receivable, net	37,655	24,797
Prepaid expenses and other current assets	10,656	8,014
Deferred contract acquisition costs	13,014	9,372
Total current assets	381,274	334,002
Property and equipment, net	33,190	25,885
Operating lease right-of-use assets	8,746	—
Intangible assets, net	15,533	631
Goodwill	11,798	11,798
Other assets	1,184	836
Deferred contract acquisition costs — less current portion	30,655	21,514
Total assets	$482,380	$394,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,156	$7,010
Accrued and other current liabilities	18,385	13,771
Operating lease liabilities	5,064	—
Accrued federal fees	2,303	1,434
Sales tax liabilities	1,885	1,741
Finance lease liabilities	3,518	6,647
Deferred revenue	24,681	17,391
Total current liabilities	65,992	47,994
Convertible senior notes	209,604	196,763
Sales tax liabilities — less current portion	838	841
Operating lease liabilities — less current portion	4,329	—
Finance lease liabilities — less current portion	809	4,509
Other long-term liabilities	4,350	1,811
Total liabilities	285,922	251,918
Stockholders’ equity:
Common stock	61	59
Additional paid-in capital	351,870	294,279
Accumulated other comprehensive income (loss)	576	(93)
Accumulated deficit	(156,049)	(151,497)
Total stockholders’ equity	196,458	142,748
Total liabilities and stockholders’ equity	$482,380	$394,666

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Revenue	$92,263	$72,335	$328,006	$257,664
Cost of revenue	37,940	28,339	134,511	104,034
Gross profit	54,323	43,996	193,495	153,630
Operating expenses:
Research and development	12,168	8,451	45,190	34,172
Sales and marketing	25,627	18,793	95,592	72,001
General and administrative	13,496	10,766	49,446	40,448
Total operating expenses	51,291	38,010	190,228	146,621
Income from operations	3,032	5,986	3,267	7,009
Other income (expense), net:
Interest expense	(3,506)	(3,462)	(13,794)	(10,245)
Interest income and other	1,384	1,359	6,079	3,315
Total other income (expense), net	(2,122)	(2,103)	(7,715)	(6,930)
Income (loss) before income taxes	910	3,883	(4,448)	79
Provision for income taxes	74	150	104	300
Net income (loss)	$836	$3,733	$(4,552)	$(221)
Net income (loss) per share:
Basic	$0.01	$0.06	$(0.08)	$—
Diluted	$0.01	$0.06	$(0.08)	$—
Shares used in computing net income (loss) per share:
Basic	61,253	58,926	60,371	58,076
Diluted	65,962	62,071	60,371	58,076

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net loss	$(4,552)	$(221)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,374	10,274
Amortization of operating lease right-of-use assets	4,735	—
Amortization of premium on marketable investments	(1,108)	(670)
Provision for doubtful accounts	90	90
Stock-based compensation	42,065	28,484
Amortization of discount and issuance costs on convertible senior notes	12,788	7,881
Gain on sale of convertible note held for investment	(217)	(312)
Others	448	160
Changes in operating assets and liabilities:
Accounts receivable	(12,935)	(5,829)
Prepaid expenses and other current assets	(2,671)	(2,806)
Deferred contract acquisition costs	(12,783)	(7,748)
Other assets	(348)	193
Accounts payable	2,549	2,418
Accrued and other current liabilities	(544)	1,865
Accrued federal fees and sales tax liability	1,010	495
Deferred revenue	8,695	3,956
Other liabilities	(375)	392
Net cash provided by operating activities	51,221	38,622
Cash flows from investing activities:
Purchases of marketable investments	(360,958)	(220,704)
Proceeds from maturities of marketable investments	330,228	11,293
Purchases of property and equipment	(19,228)	(9,261)
Cash paid to acquire substantially all of the assets of Whendu, LLC	(13,890)	—
Proceeds from sale of convertible note held for investment	217	1,923
Net cash used in investing activities	(63,631)	(216,749)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $8,039	—	250,711
Payments for capped call transactions	—	(31,412)
Proceeds from exercise of common stock options	7,705	7,779
Proceeds from sale of common stock under ESPP	7,823	5,730
Payments of employee taxes related to vested common stock	—	(260)
Repayments on revolving line of credit	—	(32,594)
Payments of notes payable	—	(318)
Payments of finance leases	(7,054)	(8,544)
Net cash provided by financing activities	8,474	191,092
Net increase (decrease) in cash and cash equivalents	(3,936)	12,965
Cash and cash equivalents:
Beginning of period	81,912	68,947
End of period	$77,976	$81,912

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

GAAP gross profit	$54,323	$43,996	$193,495	$153,630
GAAP gross margin	58.9%	60.8%	59.0%	59.6%
Non-GAAP adjustments:
Depreciation	2,766	2,041	9,974	7,456
Intangibles amortization	618	88	882	352
Stock-based compensation	1,745	942	6,334	3,333
Adjusted gross profit	$59,452	$47,067	$210,685	$164,771
Adjusted gross margin	64.4%	65.1%	64.2%	63.9%

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

GAAP net income (loss)	$836	$3,733	$(4,552)	$(221)
Non-GAAP adjustments:
Depreciation and amortization	4,324	2,838	14,374	10,274
Stock-based compensation	11,868	7,493	42,065	28,484
Interest expense	3,506	3,462	13,794	10,245
Interest (income) and other	(1,384)	(1,359)	(6,079)	(3,315)
Legal settlement	—	—	420	—
Legal and indemnification fees related to settlement	—	93	356	592
Acquisition related transaction costs	338	—	338	—
Provision for income taxes	74	150	104	300
Adjusted EBITDA	$19,562	$16,410	$60,820	$46,359
Adjusted EBITDA as % of revenue	21.2%	22.7%	18.5%	18.0%

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

GAAP operating income	$3,032	$5,986	$3,267	$7,009
Non-GAAP adjustments:
Stock-based compensation	11,868	7,493	42,065	28,484
Intangibles amortization	618	93	882	442
Legal settlement	—	—	420	—
Legal and indemnification fees related to settlement	—	93	356	592
Acquisition related transaction costs	338	—	338	—
Non-GAAP operating income	$15,856	$13,665	$47,328	$36,527

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

GAAP net income (loss)	$836	$3,733	$(4,552)	$(221)
Non-GAAP adjustments:
Stock-based compensation	11,868	7,493	42,065	28,484
Intangibles amortization	618	93	882	442
Amortization of debt discount and issuance costs	—	—	—	129
Amortization of discount and issuance costs on convertible senior notes	3,304	3,099	12,788	7,881
Legal settlement	—	—	420	—
Legal and indemnification fees related to settlement	—	93	356	592
Acquisition related transaction costs	338	—	338	—
Non-cash adjustment on investment	—	—	(217)	(352)
Non-GAAP net income	$16,964	$14,511	$52,080	$36,955
GAAP net income (loss) per share:
Basic	$0.01	$0.06	$(0.08)	$—
Diluted	$0.01	$0.06	$(0.08)	$—
Non-GAAP net income per share:
Basic	$0.28	$0.25	$0.86	$0.64
Diluted	$0.27	$0.23	$0.82	$0.60
Shares used in computing GAAP net income (loss) per share:
Basic	61,253	58,926	60,371	58,076
Diluted	65,962	62,071	60,371	58,076
Shares used in computing non-GAAP net income per share:
Basic	61,253	58,926	60,371	58,076
Diluted	63,853	62,071	63,245	61,428

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2019			December 31, 2018
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$1,745	$2,766	$618	$942	$2,041	$88
Research and development	2,259	461	—	1,010	331	—
Sales and marketing	3,353	2	—	1,747	1	5
General and administrative	4,511	477	—	3,794	372	—
Total	$11,868	$3,706	$618	$7,493	$2,745	$93

	Twelve Months Ended
	December 31, 2019			December 31, 2018
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$6,334	$9,974	$882	$3,333	$7,456	$352
Research and development	7,658	1,801	—	5,303	1,036	—
Sales and marketing	11,368	6	—	6,307	5	90
General and administrative	16,705	1,711	—	13,541	1,335	—
Total	$42,065	$13,492	$882	$28,484	$9,832	$442

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	March 31, 2020		December 31, 2020
	Low	High	Low	High

GAAP net loss	$(9,916)	$(8,916)	$(30,933)	$(27,933)
Non-GAAP adjustments:
Stock-based compensation	13,977	13,977	62,289	62,289
Intangibles amortization	1,084	1,084	4,265	4,265
Amortization of discount and issuance costs on convertible senior notes	3,238	3,238	13,338	13,338
One-time integration costs and expenses	1,117	1,117	6,541	6,541
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$9,500	$10,500	$55,500	$58,500
GAAP net loss per share, basic and diluted	$(0.16)	$(0.14)	$(0.48)	$(0.43)
Non-GAAP net income per share:
Basic	$0.15	$0.17	$0.86	$0.91
Diluted	$0.15	$0.16	$0.83	$0.87
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	62,500	62,500	64,400	64,400
Diluted	65,200	65,200	67,100	67,100

(1)Non-GAAP adjustments do not have an impact on our income tax provision due to past losses and valuation allowance.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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